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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                  -------------



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported):       JANUARY 10, 2005
                                                  ------------------------------


                         DIAMOND OFFSHORE DRILLING, INC.
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               (Exact Name of Registrant as Specified in Charter)



DELAWARE                                1-13926                   76-0321760
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(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
of Incorporation)                                            Identification No.)


                               15415 KATY FREEWAY
                              HOUSTON, TEXAS 77094
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             (Address of Principal Executive Offices and Zip Code)



Registrant's telephone number, including area code:      (281) 492-5300
                                                    ----------------------------


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


        Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                    INFORMATION TO BE INCLUDED IN THE REPORT



ITEM 8.01.  OTHER EVENTS

         On January 10, 2005, Diamond Offshore Drilling, Inc. (the "Company") issued a press release announcing the initiation of a major upgrade of the Victory-class semisubmersible Ocean Endeavor for ultra-deepwater service. The modernized rig will be designed to operate in up to 10,000 feet of water and will be the most capable of the Company's upgraded Victory-class units. The project is budgeted at $250 million including capitalized overhead and interest, spares, testing and delivery, mobilization to Singapore, and all other associated expenditures. Delivery is expected in approximately two years.

         The Ocean Endeavor will be fully outfitted for 8,000-foot moored operations upon delivery and in certain applications will be capable of deploying a 12-point mooring system. In addition, the rig will have increased crew quarters' capacity, over 6,000 tons of operating variable deck load, and more than twice the useable deck space compared to the design of the previously upgraded Ocean Rover and Ocean Baroness. The Ocean Endeavor will employ the same Tripsaver(TM) technology that is at work on the Ocean Rover and Ocean Baroness, which provides for significant drilling efficiencies.

         Filed herewith is a copy of such press release.

         Statements in this report that contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, may include, but are not limited to, statements regarding the design of the Ocean Endeavor upgrade, the capabilities of the upgraded rig, budget projections for the upgrade and the amount of expenditures and construction costs associated with the upgrade, the delivery date and construction schedule, the technical specifications of the upgraded rig including, without limitation, technology used by the upgraded rig, drilling efficiencies, market conditions and mobilization of the rig. Forward-looking statements include, without limitation, statements which project, indicate or imply future results and may contain words like "expect," "intend," "plan," "will," "estimated" and "budgeted," among others. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated or projected. These factors include, among others, delayed delivery dates, higher expenses and reduced capabilities of the Ocean Endeavor's modernization, commitments for drilling work or contracts, future dayrates, and future contracts, unknown defects in equipment, shipyard delays, labor strikes, shortages of materials, general economic and business conditions, changes in oil and natural gas prices, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of




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which are beyond the Company's control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this report. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based. A further discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports and other filings with the Securities and Exchange Commission.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.


     Exhibit number        Description
     --------------        -----------
          99.1             Press release of January 10, 2005



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             DIAMOND OFFSHORE DRILLING, INC.


                                             By: /s/ William C. Long
                                                 -------------------------------
                                                 William C. Long
                                                 Vice President, General Counsel
                                                 and Secretary
Dated:  January 10, 2005



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



                                  EXHIBIT INDEX


Exhibit number        Description
--------------        -----------
    99.1              Press release of January 10, 2005



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